OVERSEAS SHIPHOLDING GROUP, INC. AND GUNDERSON MARINE
ANNOUNCE MAJOR NEW VESSEL BUILD

TAMPA, FL.-July 31, 2018, 4:30 p.m. EDT --(BUSINESS WIRE)--Overseas Shipholding Group, Inc. (NYSE: OSG) ( “OSG”), a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, announced today that it has signed a binding contract with Gunderson Marine LLC (“Gunderson Marine”), a wholly-owned subsidiary of The Greenbrier Companies, Inc. (“Greenbrier”), for the construction of one 204,000 barrel capacity oil and chemical tank barge for dual mode ITB service pursuant to U.S. Coast Guard NVIC 2-81, Change 1, for anticipated delivery to OSG during the second quarter of 2020. This barge will be constructed at Gunderson’s Portland, Oregon building facilities and will be built to comply with MARPOL Annex VI Regulation 13 Tier III standards regarding nitrogen oxide emissions within emission control areas. The state-of-the-art 581’ tank barge is among the largest in the history of Gunderson Marine, with origins on the Willamette River in Portland dating to 1919.

OSG intends that the vessel, following delivery, will be registered under the U.S. Flag with a coastwise endorsement, allowing it to be employed in Jones Act trades. The barge will be constructed to pair with existing tugs within OSG’s current fleet for operation as an articulated tug barge or ATB unit. The agreement with Gunderson Marine also provides OSG with an option to construct a second sister barge which would have a scheduled delivery date during the 4th quarter of 2020.

“The Gunderson Marine contract for construction of a new barge is an exciting development for OSG,” said Sam Norton, OSG’s President and CEO. “This transaction represents the first significant new capital investment into our Jones Act businesses in nearly a decade and is an affirmation of our commitment to operate ATBs, as well as tankers, within this market. Following on from the two tanker contracts announced earlier this month, this additional newbuild initiative underscores our leading presence in the U.S. Flag petroleum transportation sector. We look forward to the contribution that this effort will make to our long-term success.”

“Our partnership with OSG for new ATB construction builds on Gunderson Marine’s strong reputation for providing safe and efficient ocean-going, Jones Act barges for the transportation of petrochemicals, crude oil, refined petroleum products and chemicals,” said William A. Furman, Greenbrier Chairman and CEO. “Operating from the largest side launch on the west coast, Gunderson Marine is the only shipyard in the western United States with successful experience in building ATBs of the type we will deliver to OSG.”

“Gunderson is a great place to work and our agreement with OSG fortifies a strong baseload of business over the next few years,” said Mark Eitzen, Senior Vice President and General Manager of Gunderson. “We have recently added more than 100 workers to our Portland waterfront operations to support our expanded manufacturing of both marine and rail products. We expect to add at least 150 new jobs over the next several months, all with competitive pay and benefits, as our total employment in Portland moves above 1,200 people.”

About Overseas Shipholding Group, Inc.
Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 23-vessel U.S. Flag fleet consists of seven ATBs, two lightering ATBs, three shuttle tankers, nine MR tankers, and two non-Jones Act MR tankers that participate in the U.S. MSP. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements
This release contains forward-looking statements as defined under the federal securities laws. Words such as “may”, “should”,” believes”, “estimates”, “targets”, “anticipates” and similar expressions generally identify forward-looking statements; however, statements other than statements of historical facts should be considered forward-looking statements. Forward-looking statements are based on OSG’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should also carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for OSG and in similar sections of other filings made by OSG with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to OSG or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by OSG with the SEC.

Investor Relations & Media Contact:
Susan Allan, Overseas Shipholding Group, Inc.
(813) 209-0620
sallan@osg.com